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                                                                    EXHIBIT 5.1





                                 July 16, 1999



Nichols TXEN Corporation
2500 Corporate Drive
Birmingham, Al 35242

          RE: From S-1, Registration Statement Relating to the Registration of 3,000,000 shares of Common Stock.
               $0.01 Par Value Per Share of Nichols TXEN Corporation


Gentlemen:

     We have acted as your counsel in preparation of a Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission and all amendments thereto (collectively the "Registration Statement") covering 3,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), to be sold by the Nichols TXEN Corporation (the "Company") to the underwriters, CIBC World Markets, Friedman billings Ramsey, and the Robinson-Humphrey Company (the "Underwriters"), for public distribution pursuant to the Underwriting Agreement among the Company and the Underwriters, filed as an exhibit to the Registration Statement.

     In so acting, we have examined the Registration Statement in the form filed with the Securities and Exchange Commission. We have also examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents to all documents submitted to us or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Common Stock, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective by the Securities and Exchange Commission), will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm in the Registration Statement under the "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                  Sincerely,

                                  LANIER FORD SHAVER & PAYNE P.C.




JRW/bj